Exhibit 99.1

Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company marketing to niche physician specialties in the U.S. and 38 international markets. Bradley's success is based on the strategy of Acquire, Enhance and Grow. Bradley Acquires non-strategic brands, Enhances these brands with line extensions and improved formulations and Grows the products through promotion, advertising and selling activities to optimize life cycle management. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in topical therapies for dermatology and podiatry, and Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release	Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS ANNOUNCES
DIRECTOR RESIGNATION;
NO DISPUTE WITH COMPANY CITED

Fairfield, NJ—March 16, 2005 — Bradley Pharmaceuticals, Inc.

(NYSE: BDY) announced today that Michael Bernstein has resigned as a member of the Board of Directors of Bradley Pharmaceuticals, Inc. Mr. Bernstein had served as a member of the Board since January 2003 and as Chairman of the Audit Committee from that time through November 2004.

Mr. Bernstein advised Bradley that “I am leaving strictly for personal reasons based on growing outside commitments and that my decision does not reflect in any way upon Bradley or its financial, accounting or operational policies, procedures, reports or decisions, including its historical financial statements, periodic reports, press releases or earnings guidance.” He further noted that “my departure is not the result of any disagreement with Bradley’s management or Board or related to the previously announced SEC inquiry or class action lawsuits” and that “unrelated to matters involving Bradley, I had previously planned to remain a director only through March 16, 2005, the anticipated filing date of Bradley’s Annual Report on Form 10-K for 2004, but have now resigned prior to that filing due to its delay announced last week.”

Bradley’s Chairman and CEO, Daniel Glassman, commented that “we appreciate Mr. Bernstein’s valuable contributions to Bradley and wish him well in his other endeavors. He will be missed, but we look forward to reviewing director candidates to seek a suitable replacement.”

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by Bradley of new products and market acceptance of Bradley’s products. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to favorably resolve the pending SEC informal inquiry, maintain sales of its products, successfully acquire, develop, integrate, or sell new products or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action lawsuits), government regulation and stock price volatility. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. Bradley does not guarantee any forward-looking statement, and actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.